UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 27, 2017, Second Sight Medical Products, Inc. issued a press release announcing that warrants issued in connection with its recent rights offering (the “Rights Offering”) have been approved for listing on Nasdaq under the trading symbol “EYESW” and that the warrants were scheduled to begin trading on Wednesday, March 29, 2017. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

The press release is furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release shall not be incorporated by reference into any filing we make regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 8.01	Other Events.

As previously disclosed in our Current Report on Form 8-K filed on March 10, 2017, we announced the closing of the Rights Offering in which we raised gross proceeds of approximately $20.1 million and net proceeds, after giving effect to related costs and fees, of about $19.7 million.

In the Rights Offering we sold an aggregate of 13,652,341 units consisting of 13,652,341 shares of common stock and warrants (each a “Warrant” and collectively, the “Warrants”) to purchase 13,652,341 shares of common stock at an exercise price of $1.47. We sold each unit at a purchase price of $1.47 (the “Subscription Price”) which was the closing price of our common stock on March 6, 2017, the expiration date of the Rights Offering. The Warrants have a term of five years and may be called for redemption for a nominal amount of $0.01 per Warrant on 30 days’ notice (i) 24 months after the date of issuance, (ii) if the shares of our common stock trade at 200%, or more, of the Subscription Price for 15 consecutive trading days and (iii) if all of the independent directors vote in favor of redeeming. The Warrants expire on March 14, 2022.

As of March 14, 2017, upon completion of the Rights Offering, we had outstanding 56,365,629 shares of common stock and 13,652,341 Warrants. The shares and the Warrants are listed for trading on Nasdaq under symbols EYES and EYESW, respectively.

Exhibit No.	Description

99.1	Press Release issued March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer

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